UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 6, 2023

American Virtual Cloud Technologies, Inc.
(Exact Name of registrant as Specified in Charter)

Delaware	001-38167	81-2402421
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1720 Peachtree Street, Suite 629
Atlanta, GA	30309
(Address of principal executive offices)	(Zip code)

(404) 239-2863
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AVCTQ	N/A
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	AVCWQ	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.01 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 6, 2023, American Virtual Cloud Technologies, Inc. (the “Company”) notified Kevin Keough, the Company’s Chief Executive Officer, that his full-time employment with the Company would be terminated effective April 7, 2023. Mr. Keough will continue to be employed by the Company on a part-time basis, and to serve as Chief Executive Officer of the Company, at a rate of compensation of $250 per hour (less applicable withholding taxes). Mr. Keough’s duties are expected to focus on the orderly wind-down of the Company’s affairs as it continues its previously disclosed Chapter 11 bankruptcy process.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN VIRTUAL CLOUD TECHNOLOGIES, INC.

By:	/s/ Kevin Keough
Name:	Kevin Keough
Title:	Chief Executive Officer

Date: April 7, 2023

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